UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 30, 2009
Conexant Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24923	25-1799439

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 MacArthur Boulevard, Newport Beach, California	92660

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 949-483-4600
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-99.1

Item 2.02 Results of Operations and Financial Condition.
On July 30, 2009, Registrant disclosed its earnings for the second fiscal quarter of 2009 in a press release and is furnishing a copy of the press release to the Securities and Exchange Commission under Item 2.02 of this Current Report on Form 8-K. In addition, Registrant will discuss its financial results during a webcast and teleconference call today at 5:00 p.m. (EST). To access the webcast and teleconference call, go to Registrant’s website at http://www.conexant.com/ir. The press release is attached herewith as Exhibit 99.1 and is incorporated herein by reference.
The non-GAAP financial measures contained in the attached press release are a supplement to the corresponding financial measures prepared in accordance with generally accepted accounting principles (GAAP). The non-GAAP financial measures presented exclude non-cash and non-core operating and non-operating items as described in the GAAP to Non-GAAP Core Adjustments section in the press release and in the discussion below. The GAAP to Non-GAAP Core Adjustments exclude (i) recognized gains and losses related to (a) the sale of equity securities, (b) changes in the fair value of the warrant to purchase shares of Mindspeed Technologies, Inc. common stock, (c) other investments accounted for using the equity method of accounting, (d) other than temporary impairment of marketable securities and cost based investments, (e) interest expense adjustments, and (f) the sale of intellectual property, (ii) restructuring and other charges related to the Company’s business restructurings, (iii) amortization of intangible assets resulting from business combinations, and (iv) non-cash stock-based compensation expense. Management of the Company believes that the Company’s core results of operations include (v) the sale of its products and related costs and gross margin, (vi) its on-going cash operating expenses to develop products and related selling, general and administrative functions, (vii) interest income from its cash and (viii) its debt service and income tax expense. In addition, the Company has presented its non-GAAP net revenues, non-GAAP cost of goods sold, non-GAAP gross margin and non-GAAP operating income excluding the impact of a non-recurring revenue that resulted from the buyout of a future royalty stream. Please refer to the Reconciliation of GAAP Financial Measures to Non-GAAP Core Financial Measures in the press release for a quantitative reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures.
The Company has presented non-GAAP net revenues, non-GAAP cost of goods sold, non-GAAP gross margin, non-GAAP total operating expenses, non-GAAP operating (loss) income, non-GAAP other (income) loss, non-GAAP (loss) income from continuing operations, and non-GAAP basic and diluted (loss) income from continuing operations per share, on a basis consistent with its historical presentation to assist investors in understanding the Company’s core results of operations on an on-going basis. The non-GAAP financial measures also enhance comparisons of the Company’s core results of operations with historical periods. The Company is providing these non-GAAP financial measures to investors to enable them to perform additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow the Company. Management believes that these are important measures in the evaluation of the Company’s results of operations. Investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from non-GAAP financial measures used by other companies.
The Company has presented the following non-GAAP financial measures:
(1) Non-GAAP Core net revenues, Non-GAAP Core cost of goods sold and Non-GAAP Core gross margin: the use of these non-GAAP financial measures allows management of the Company to quantify and discuss the core net revenues, the core cost of goods sold and the core gross margins of the business on an on-going basis. Items excluded from these non-GAAP financial measures consist of the non-cash and non-core expenses and credits more fully described in items (a) and (e) in the GAAP to Non-GAAP Core Adjustments section of the press release. The impact of non-recurring revenue that resulted from the buyout of a future royalty stream was excluded from non-GAAP Core net revenues and the non-GAAP Core gross margin and is described in item (j) in the GAAP to Non-GAAP Core Adjustments section in the press release. Management presents non-GAAP gross margin to enable investors to understand the core on-going cost of goods sold and gross margins of the Company. Management uses this non-GAAP financial measure in its evaluation of the Company’s core gross margin and trends between fiscal periods and believes this measure is an important component of its internal performance measurement process. In addition, the Company prepares and maintains its budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. This non-GAAP financial measure has certain limitations in that it does not reflect all of the cost of goods sold related to the Company’s business and may not be indicative of the cash flows
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
99.1	Press Release of Registrant dated July 30, 2009.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conexant Systems, Inc.
July 30, 2009	By:	Jean Hu
		Name:	Jean Hu
		Title:	Chief Financial Officer and Senior Vice President, Business Development